Exhibit 99.1

Contacts:

Peter Garcia PDL BioPharma, Inc. 775-832-8500 Peter.garcia@pdl.com	Jennifer Williams Cook Williams Communications, Inc. 360-668-3701 jennifer@cwcomm.org

PDL BioPharma to Provide up to $50 Million Financing to Direct Flow Medical

INCLINE VILLAGE, Nev., November 5, 2013, PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that the company has entered into a debt financing transaction with Direct Flow Medical, Inc. (DFM), a transcatheter heart valve innovator focused on improving patient outcomes. PDL will provide a total of up to $50 million to DFM to be used to refinance its existing credit facility and fund the commercialization of its transcatheter aortic valve system used to treat aortic stenosis. An initial $35 million was provided at the close of the transaction, with the remaining $15 million to be funded upon the achievement of a specified milestone.

"We are pleased to be able to provide this funding to DFM and believe that their transcatheter aortic valve system, which is already commercially available in Europe, has the ability to significantly improve outcomes for the many patients undergoing this cardiac procedure each year," said John P. McLaughlin, president and chief executive officer of PDL. "This financing with DFM represents the third income-generating transaction signed by PDL in recent weeks.”

About Direct Flow Medical® Transcatheter Aortic Valve System

The benefits of the Direct Flow Medical Transcatheter Aortic Valve System are enabled by its design, which features a distinctive, metal-free frame. Rather than a metal stent, the Direct Flow Medical System incorporates a polymer frame, which is initially expanded using pressurized saline and contrast for placement, assessment and repositioning. Once optimal valve position is achieved, the saline/contrast solution is easily exchanged for a quick-curing polymer that solidifies and secures the valve in place. The unique double-ring design of the valve creates a tight seal around the annulus.  The system is fully repositionable and retrievable up until polymer exchange. The metal-free design enables a low-profile (18 French), fully sheathed delivery system for all valve sizes that minimizes vascular complications and improves hemodynamic outcomes.

About Direct Flow Medical, Inc.

Founded in 2004, Direct Flow Medical, Inc. is focused on developing novel transcatheter heart valve technologies that improve patient outcomes while reducing patient complications. The company is headquartered in Santa Rosa, California, with technology and manufacturing facilities in Lake Forest, California. The Company’s proprietary technology is not limited to aortic valve disease, and is readily applicable to mitral and other heart valve anatomical sites. Direct Flow Medical investors include EDF Ventures, New Leaf Venture Partners, Spray Venture Partners, Foundation Medical Partners, VantagePoint Venture Partners, ePlanet Venture Partners and strategic corporate investors. For further information, please visit the Web site at www.directflowmedical.com.

About PDL BioPharma, Inc.

PDL BioPharma manages a portfolio of patents and royalty assets, consisting primarily of its Queen et al. antibody humanization patents and license agreements with various biotechnology and pharmaceutical companies. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue. PDL is currently focused on intellectual property asset management, investing in new income generating assets, and maximizing value for its shareholders.

The company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada.

In 2011, PDL initiated a strategy to bring in new income generating assets from the healthcare sector. To accomplish this goal, PDL seeks to provide non-dilutive growth capital and financing solutions to late stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL successfully executed on this strategy by deploying over $125 million in 2012 and continues to pursue this strategic initiative. PDL is focused on the quality of the income generating assets and potential returns on investment.

For more information, please visit www.pdl.com.

Cautionary Statements Concerning Forward-Looking Statements
This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of each of DFM and PDL and their markets, particularly those discussed in the risk factors and cautionary statements in filings made by PDL with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and neither DFM nor PDL assumes any responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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